UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: February 13, 2007

SAN Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-16423	84-0907969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9800 Pyramid Court, Suite 130, Englewood, CO 80112
(Address of Principal Executive Offices) (Zip Code)

 (303) 660-3933
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information in this Item 2.02 of this Current Report, including the exhibit attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On February 15, 2007, San Holdings, Inc. (the “Company”) issued a press release announcing preliminary operating results for the fiscal quarter ended December 31, 2006. The press release is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 13, 2007 (the “Effective Date”), T. Scott King and Stephen G. Marble (the “Resigning Directors”) voluntarily resigned from the board of directors (the “Board”) of the Company. The Resigning Directors did not hold positions on any committees of the Board. The Company is not aware of any matters of disagreement concerning operations, policies or practices between the Company and the Resigning Directors causing their decisions to resign.

On the Effective Date, the Board of the Company appointed Kevin J. Calhoun and Michael T. Gillen as directors of the Company to fill the vacancies created by the Resigning Directors. The Company’s bylaws provide that each director is to hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until such director’s earlier death, resignation or removal.

Mr. Gillen was not appointed to any committee of the Board. The following sets forth biographical information regarding Mr. Gillen.

Michael T. Gillen Age: 48 (2007)
Mr. Gillen has served as a managing director of Sun Capital Partners, Inc. since 2005, and has 25 years experience in consumer products marketing and general management. From 2002 to 2005, Mr. Gillen served as President and CEO of a number of portfolio companies for Trivest Partners, L.P, a private investment firm. From 1998 to 2002, he was President of Sunbeam International and President and General Manager of Sunbeam’s outdoor cooking division. Mr. Gillen has a Bachelor of Science degree from Michigan State University.

Mr. Calhoun was not appointed to any committee of the Board. The following sets forth biographical information regarding Mr. Calhoun.

Kevin J. Calhoun Age: 46 (2007)
Mr. Calhoun has been employed by Sun Capital Partners, Inc. since 2000, and currently serves as its Senior Vice President & Chief Financial Officer. Mr. Calhoun previously served as Chief Financial Officer of Sun Capital Partners, Inc.’s first affiliated portfolio company. Mr. Calhoun has 23 years of operating, accounting and tax, management information systems, and risk management experience. Prior to joining Sun Capital Partners, Inc., he served as Chief Financial Officer of a publicly-held technology company and Controller for a privately-owned distribution business. He was also with Ernst & Young for ten years, most recently as a Senior Manager in its audit department. Currently, he also serves as a director of LOUD Technologies, Inc., which is a publicly-held company. He received his Bachelor of Science degree in Accounting from the University of Florida.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Press Release of San Holdings, Inc. dated February 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAN HOLDINGS, INC.

By:	/s/ Robert C. Ogden
Robert C. Ogden, Chief Financial Officer and Secretary

Date: February 15, 2007